Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Second Quarter 2026 Results; Earnings per Share grows 29% and
Declares Regular Quarterly Dividend of $0.34 per Share

Company to Host Conference Call on Thursday, July 30, 2026, at 11:00 a.m. Eastern Time

RENO, Nev., July 29, 2026 - (GLOBE NEWSWIRE) - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services, today reported financial results for its second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights
(All comparisons versus second quarter 2025)
•Net income of $29.1 million ($1.59 per diluted share), versus $29.7 million ($1.23 per diluted share);
•Adjusted net income of $12.8 million ($0.70 per diluted share), versus $11.5 million ($0.48 per diluted share);
•Gross premiums written of $163.4 million, versus $203.3 million;
•Net premiums earned of $174.1 million, versus $198.3 million;
•Loss and LAE ratio decreased to 70.2% from 70.7%;
•Commission expense ratio improved to 12.8% from 13.2%;
•Underwriting expense ratio increased to 22.8% from 21.7%;
•GAAP combined ratio of 105.8% (106.7% excluding the LPT), versus 105.6% (106.4% excluding the LPT);
•Net investment income increased to $27.4 million from $27.1 million;
•Net realized and unrealized gains on investments of $18.7 million, versus $20.9 million;
•Policies in-force of 127,601, versus 134,421;
•Book value per share including the Deferred Gain of $52.58, an increase of 9.0%, and Adjusted book value per share of $53.26, up 5.6% (both growth rates include dividends declared); and
•Returned $34.0 million to stockholders through a combination of share repurchases and regular quarterly dividends.
CEO Commentary
Chief Executive Officer Katherine Antonello commented: “This was another quarter defined by discipline, and the results of that discipline are becoming visible where it matters most, in our per-share results. Diluted earnings per share grew 29% year-over-year and adjusted earnings per share grew 46%, even as net income was essentially flat. These results reflect the accretive impact of our recapitalization strategy and the share repurchases we have executed as a part of it.
Our net premiums earned were $174.1 million, a decline of 12%, reflecting the pricing and underwriting actions we have undertaken to prioritize profitability over volume. Policies in-force declined 5% year-over-year, a notably smaller reduction than the decline in premium, reflecting our deliberate shift toward our core small business segment. Our loss and LAE ratio improved to 70.2% from 70.7% and our second quarter full actuarial review confirmed no prior period development on our voluntary business — both results consistent with our expectations and the underwriting discipline we have maintained. Our underwriting expenses declined $3.4 million year-over-year, though the expense ratio increased slightly given the smaller premium base it is measured against.”
Ms. Antonello continued, “Our investment portfolio delivered net investment income of $27.4 million, with a book yield of 4.9% — a 40 basis-point increase from the prior year — reflecting the benefits of our 2025 investment rebalancing.
We remain focused on prudent capital management. We returned $34.0 million to shareholders during the quarter through $6.3 million in dividends and $27.7 million in share repurchases. Book value per share, including the Deferred Gain, grew 9.0% year-over-year, and adjusted book value per share grew 5.6%, a tangible measure of the value we continue to build.

As we look ahead, profitable growth remains our north star, and diversifying our workers' compensation product offering is a meaningful part of how we get there. In June, we began writing excess workers' compensation, marking the successful launch of a new product line. We are excited about the opportunities ahead.”
Summary of Consolidated Second Quarter 2026 Results
(All comparisons versus second quarter 2025, unless otherwise noted)
Gross premiums written were $163.4 million, a decrease of 19.6%, reflecting the deliberate pricing and underwriting actions commenced in 2025 to prioritize profitability over volume. These actions reduced new and renewal business premiums in the quarter, partially offset by an increase in our final audit premium accrual and a $2.5 million premium restitution from a former policyholder. The premium restitution also favorably impacted our second quarter combined ratio by approximately 150 basis points.
Losses and LAE were $122.3 million, a decrease of 12.7%, due primarily to lower earned premiums. The Company's current accident year loss and LAE ratio excluding LPT related to our voluntary business was 72.0%, consistent with the same ratio recorded for accident year 2025. Additionally, no prior year loss reserve development was recognized on our voluntary business.
Commission expense was $22.2 million, a decrease of 14.9%. The Company’s commission expense ratio was 12.8%, compared to 13.2% a year ago. The decrease in commission expense and ratio was primarily driven by lower agency incentive accruals and a reduced proportion of new business premiums written.
Underwriting expenses were $39.7 million, a decrease of 7.9%. The Company’s underwriting expense ratio was 22.8%, compared to 21.7% a year ago. The decrease in our underwriting expenses was primarily driven by reduced policyholder dividends, bad debt, and compensation-related expenses. The increase in underwriting expense ratio was due to the decrease in premiums earned.
Net investment income was $27.4 million, an increase of 1.1%. The increase was primarily attributable to higher yields on fixed maturity securities resulting from our investment rebalancing activity in 2025.
Net realized and unrealized gains on investments reflected on the income statement were $18.7 million compared to $20.9 million a year ago. The results from both periods were driven primarily by net gains in our equity investments.
Interest and financing expenses were $1.3 million versus less than $0.1 million a year ago. The increase in interest expense relates to the Company’s issuance of $125.0 million in senior debt associated with the recapitalization plan announced in the fourth quarter of 2025.
Federal and state income tax expense was $5.6 million (16.1% effective rate), compared to $7.3 million (19.7% effective rate) a year ago. The effective rates in each period reflect applicable income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, an income adjustment related to the Company's predecessor organization, the Nevada State Industrial Insurance System, deferred gain amortization, and tax credits utilized.
Third Quarter 2026 Dividend Declaration
On July 29, 2026, the Company’s Board of Directors declared a regular quarterly dividend of $0.34 per share. The dividend is payable on August 26, 2026 to stockholders of record as of August 12, 2026.
Stock Repurchases
During the second quarter of 2026, the Company repurchased 651,752 shares of its common stock at an average price of $42.43 per share. The Company has $113.0 million of repurchase authorization remaining under the 2026 Program.
Earnings Conference Call and Webcast
The Company will host a conference call on Thursday, July 30, 2026, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.
Reconciliation of Non-GAAP Financial Measures to GAAP
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes-Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company’s investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company’s future performance, economic or market conditions, including current or future levels of inflation, potential implications of increased tariffs, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company’s Quarterly Reports on Form 10-Q and the Company’s Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company’s website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in lower hazard industries with its guaranteed cost product and self-insured enterprises with its excess workers’ compensation product. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, to help businesses create safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers’ compensation insurance solutions with fast and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Workers’ Compensation insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, and Excess Workers’ Compensation is offered through Employers Assurance Company. Each of EMPLOYERS insurance subsidiaries is rated A (Excellent) by AM Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com, www.employers.com/excess-workers-compensation and www.cerity.com.
Contact Information
Michael Pedraja (775) 327-2706 or mpedraja@employers.com